UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York		10504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Omnibus Transaction Agreement

As previously announced, Visant Corporation (the “Company”) entered into an Omnibus Transaction Agreement (the “Transaction Agreement”) with OCM Luxembourg Ileos Holdings S.à.r.l. (“Ileos”) and Tripolis Holdings S.à.r.l. (“Tripolis”) on July 25, 2014. Pursuant to the Transaction Agreement, each of Arcade Marketing, a wholly owned subsidiary of the Company, and Bioplan, a wholly owned subsidiary of Ileos, will be contributed by their respective stockholders to Tripolis.

The Transaction Agreement contains customary representations, warranties and covenants, and indemnification and termination provisions. The transaction, which is expected to close by the beginning of the fourth quarter of 2014, is subject to Tripolis obtaining third party financing to fund the transactions contemplated by the Transaction Agreement pursuant to a commitment letter executed upon execution of the Transaction Agreement. The transaction is also subject to other customary closing conditions, including receipt of required regulatory approvals, and the Transaction Agreement may be terminated at the election of either the Company or Ileos if the transactions contemplated by the Transaction Agreement have not occurred by November 19, 2014.

The foregoing description of the Transaction Agreement is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

The Transaction Agreement has been included as an exhibit to this Current Report on Form 8-K to provide information regarding its terms. It is not intended to provide any other factual information about the Company, Ileos, Tripolis or their respective affiliates. The Transaction Agreement contains representations and warranties that the parties thereto made to each other as of a specific date. The assertions embodied in the representations and warranties in the Transaction Agreement were made solely for purposes of the Transaction Agreement and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors or may have been used for the purpose of allocating risk among the parties to the Transaction Agreement rather than establishing matters as facts.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Omnibus Transaction Agreement by and among OCM Luxembourg Ileos Holdings S.à.r.l., Visant Corporation and Tripolis Holdings S.à.r.l., dated as of July 25, 2014.*

*	Pursuant to the rules of the Commission, schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: July 30, 2014	/s/ MARIE D. HLAVATY
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Omnibus Transaction Agreement by and among OCM Luxembourg Ileos Holdings S.à.r.l., Visant Corporation and Tripolis Holdings S.à.r.l., dated as of July 25, 2014.*

*	Pursuant to the rules of the Commission, schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.